UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019
Commission file number 001-38142
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	35-2581557
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
7102 Commerce Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DK	New York Stock Exchange

Item 5.07    Submission of Matters to a Vote of Security Holders.
On April 30, 2019, Delek U.S. Holdings, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders. A quorum was present at the meeting. The matters presented to stockholders for vote and the final voting results on such matters are set forth below:
Proposal 1: Election of the seven nominees named in the Proxy Statement as directors of the Company to serve until the 2020 Annual Meeting or until their respective successors are appointed, elected and qualified:

Director Nominee	For	Withheld	Broker Non-Votes
Ezra Uzi Yemin	59,116,362	2,445,098	4,461,480
William J. Finnerty	61,016,312	545,148	4,461,480
Carlos E. Jordá	60,751,116	810,344	4,461,480
Gary M. Sullivan, Jr.	61,014,965	546,495	4,461,480
Vicky Sutil	61,331,655	229,805	4,461,480
David Wiessman	61,180,522	380,938	4,461,480
Shlomo Zohar	60,644,356	917,104	4,461,480
Proposal 2: Adoption of the advisory resolution approving the Company's executive compensation program for our named executive officers as described in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
60,393,163	1,085,384	82,913	4,461,480
Proposal 3: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year:

For	Against	Abstain	Broker Non-Votes
65,120,073	860,673	42,194	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2019	DELEK US HOLDINGS, INC.

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: Executive Vice President / Chief Financial Officer